DARA BiOSciences™

DARA BiOSciences™ Advancing Medical Discoveries

Confidential 1 7 th Annual BIO Investor Forum October 30, 2008 Filed Pursuant to Rule 433 Registration No. 333-150150 October 30, 2008

Confidential 2 “A good presentation is like a dress; long enough to cover everything and short enough to keep your interest.” Edith Vanderbilt

Confidential

Registration Statement;
SEC Filings; Sources
Registration Statement;
SEC Filings; Sources
The issuer has filed a registration statement (including a prospectus)
with the SEC for the offering to which this communication relates.
Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The issuer, any underwriter or any dealer
participating in the offering will arrange to send you the prospectus if you request it by calling (919) 872-5578. Alternatively, you may access these documents through the “Investor Relations” section of the issuer’s website at www.darabio.com.
In this presentation, we refer to information regarding potential markets for our drug candidates and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

CERTAIN STATEMENTS IN THIS DOCUMENT, INCLUDING BUT NOT LIMITED TO STATEMENTS, ESTIMATES, ASSUMPTIONS AND PROJECTIONS OF FUTURE TRENDS AND OF OUR ANTICIPATED FUTURE PERFORMANCE, CONSTITUTE "FORWARD-LOOKING STATEMENTS." SUCH FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF OUR COMPANY, OR INDUSTRY RESULTS, TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENT IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

STATEMENTS IN THIS DOCUMENT THAT ARE FOWARD-LOOKING AND INVOLVE NUMEROUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM EXPECTED RESULTS ARE BASED ON OUR CURRENT BELIEFS AND ASSUMPTIONS REGARDING A LARGE NUMBER OF FACTORS AFFECTING OUR BUSINESS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM EXPECTED RESULTS. THERE CAN BE NO ASSURANCE THAT (i) WE CORRECTLY MEASURED OR IDENTIFIED ALL OF THE FACTORS AND ASSUMPTIONS AFFECTING OUR BUSINESS OR THE EXTENT OF THEIR LIKELY IMPACT, (ii) THE PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO THESE FACTORS ON WHICH OUR ANALYSIS IS BASED IS COMPLETE OR ACCURATE, (iii) OUR ANALYSIS IS CORRECT, OR (iv) OUR STRATEGY, WHICH IS BASED IN PART ON THIS ANALYSIS, WILL BE SUCCESSFUL.

DARA BiOSciences™
Advancing Medical Discoveries

Confidential 4 Forward-Looking Statements Forward-Looking Statements

Confidential

Developing drugs that address large market opportunities
Product focused, no discovery research
Reducing product development risk
Five diverse drug development programs targeting multiple high-
value therapies
Opportunistic
Balance of proven and innovative mechanisms of action
Focused on lower-cost/higher-return stages of development
Late Pre-clinical through Phase 2a
Proven
Track record
More than 195 years of aggregate drug development experience
We are…
We are…

Confidential

Investment Consideration
Investment Consideration
High value drug development programs
Attractive development partner for big Pharma
9.7 % ownership in SurgiVision, 31% voting rights
Potential for 2009 revenue
Risk adverse strategy

Confidential

Discovery
Research
Pre-Clinical IND Phase I Phase II Phase III
DARA
FOCUS
DARA
FOCUS
HIGHEST
RISK
HIGHEST
$$$
Marketing
Approval
Drug
Discovery
Acquisition, Development and Sale
Corporate Strategy
Corporate Strategy

US $(Millions)

DARA BiOSciences™ Advancing Medical Discoveries

Confidential

Value of Phase 1
and 2 development
deals have
increased by 75%
Phase I Phase II Phase III
400
350
300
250
200
150
100
50
0
Change in Cost of Deal Terms
by Clinical Phase of Asset*
2003
2006
160
280
*SOURCE: Jones, A. Minimizing Leakage of Value from R&D Alliances. Nature Reviews Drug Discovery. 2007, 6:711-719.
171
300
190
365
Earlier Phase Deals Yielding
Earlier Phase Deals Yielding
Higher Value Terms
Higher Value Terms

Confidential

Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
KRN5500
Neuropathic
Pain
DB160
Type 2
Diabetes
DB959
Type 2
Diabetes
DB900
Type 2
Diabetes
DB200
Psoriasis
First in Class – No Competition for Drugs of its Type
High Competition – Desirable Product Profile
Leader in its Class – No Competition in the Clinic
Low Competition – Only 1 Competitor in the Clinic
First in Class – No Competition for Drugs of its Type
Drug Indication
Current Pipeline
Current Pipeline

Confidential

Active component of KRN5500 has been shown to inhibit nerve
cell pain signals
30% of Cancer patients have neuropathic pain
38% of Cancer patients on poly-chemotherapy develop
neuropathic pain
Unsatisfied market – no effective therapies for CIPN, no
marketed medicines approved for CIPN
*SOURCE: DataMonitor and Company calculations
Market Potential:
Chemotherapy-induced neuropathy (CIPN)
= ~$1.6 billion in 2014*
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Cancer Neuropathic Pain:
Cancer Neuropathic Pain:
KRN5500
KRN5500

Confidential

Current Phase 2a trial:
Terminally-ill cancer patients who have failed 2 treatments for their neuropathic pain
Randomized, double-blind, placebo controlled study in 18 patients over 14-week duration
Dose escalation scheme; 4 dose levels
Study completion expected in 4Q08
Next Phase 2 trial:
Commence open label study in 1Q09
Single dose study in 30-40 patients
4-week treatment period, patient option for an additional 4 weeks
Study completion expected in 4Q09
KRN5500 Phase 2 Trials
KRN5500 Phase 2 Trials

KRN5500 1 mg/kg (n=10)
Saline (n=12)
Time (pre and post-treatment)
BL
Surg.
4h
1d
3d
5d
7d

saline (N=7)
krn5500 (N=8)
Pain threshold (gm)
Time (pre and post treatment)
P
B
1h
2h
4h
1d
3d
5d
7d

saline (N=5)
krn5500 (N=6)
Time pre and post treatment (hours and days)
P
B
1h
2h
4h
1d
3d
5d
7d

saline (N=10)
krn5500 (N=10)
Pain threshold (gm)
Time (pre and post treatment)
P
B
1h
2h
4h
1d
3d
5d
7d

DARA BiOSciences™

Advancing Medical Discoveries

Confidential

Effective in 3 different models of Neuropathic Pain
Ineffective in a model of Regular (nociceptive) Pain
Bennett Model SNI Model
CFA Model
KRN5500 Non-Clinical Studies
KRN5500 Non-Clinical Studies
Chung Model
References:
Kobierski, L.A., et.al, Anesth Analg 2003;97:174 –82
Abdi, S., et.al., Anesth Analg 2000;91:955–9

δ/γ

DARA BiOSciences™

Advancing Medical Discoveries

Confidential

Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
Activates genes involved in metabolism of sugars and
fats, improving the body’s ability to regulate blood sugar
Novel combination of PPAR activities (delta and gamma)
in a non-TZD
Raises good HDL cholesterol and lowers triglycerides
providing cardiovascular benefit
*SOURCE: DataMonitor and Company calculations
Market Potential:
PPAR agonist segment of Type 2 Diabetes market
= ~$5.4 billion in 2010*
Type 2 Diabetes: DB959 (PPAR
Type 2 Diabetes: DB959 (PPAR
Agonist)
Agonist)
(delta/gamma)
(delta/gamma)

THE WALL STREET JOURNAL.

The New York Times

Medical News TODAY

REUTERS

MSNBC

Economist.com

Forbes .com

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Your source for the latest research news

THE JOURNAL OF CLINICAL ENDOCRINOLOGY & METABOLISM

DAILY NEWS

News-Medical.Net

DARA BiOSciences™

Advancing Medical Discoveries

Confidential 14 PPAR-Delta in the News PPAR-Delta in the News

Confidential

PPAR-delta compound GW-501516 increases
endurance 75%
Boosts the production of muscle fibers which
burn fat rather than sugar for energy - “Exercise in
a pill”
DB959 is a delta compound like GW-501516 but
with the added benefit
of gamma activity to treat
high blood sugar in diabetics
DB959 is the leader in this new class of anti-
diabetic agents
PPAR-Delta in the News
PPAR-Delta in the News

Palmitate β-oxidation (% of Control)

DARA BiOSciences™ Advancing Medical Discoveries

Confidential

DB959 is a Potent Stimulator of Fatty
Acid Oxidation (‘fat burning’) in C2C12
Skeletal Muscle Cells
DB959 is a Potent Stimulator of Fatty
Acid Oxidation (‘fat burning’) in C2C12
Skeletal Muscle Cells
DB959 is more potent than GW-501516
0
50
100
150
200
-10 -9 -8 -7 -6 -5 -4 -3
Log [Compound], M
DB959
GW501516
Rosiglitazone

Confidential

Patient Value:
1. Reduces Insulin Resistance
2. Lowers Blood Sugar
3. Reduces Ectopic Fat Accumulation in the Liver
4. Delays the Onset of Type 2 Diabetes
Market Value:  2
nd
largest sales and market share next to
insulins
[Ref: Datamonitor Pipeline Insight Non-Insuline Antidiabetics, May 2008]
Development Interest:  PPAR modulation is the #1 most
actively researched mechanism of action in
development
[Ref: Datamonitor Pipeline Insight Non-Insuline Antidiabetics, May 2008]
Is There a Future for PPARs?
Is There a Future for PPARs?

Confidential

Improvements are Needed
Improvements are Needed
Positive
1. Reduces Insulin Resistance
2. Lowers Blood Sugar
3. Reduces Ectopic Fat Accumulation in the Liver
4. Delays the Onset of Type 2 Diabetes
Negative
1. Increased Risk of MI Events?
2. Weight Gain
Avandia ® and Actos ®
Potential Positives
1. Reduces Insulin Resistance
2. Lowers Blood Sugar
3. Reduces Ectopic Fat Accumulation in the Liver
4. Delays the Onset of Type 2 Diabetes
5. Significantly Less Weight Gain
6. Body Composition (less fat, more muscle)
7. Cardiovascular Benefits
DB959

Confidential

Cardiac Effect
@ 3 times human exposure* 20% increase in Heart Weight in all females
@ 42 times human exposure* 28% increase in Heart Weight in all females
32% Increase in Heart Weight in all males
DB 959: Toxicology study on 4 dogs (2M and 2F), results on day 28
** Based on human efficacy AUC of 0.41 mg*h/l
Avandia: Toxicology study on 8 dogs (4M and 4F), results on day 24
* Based on AUC of 3 mg*h/l at 8mg/day dose
Cardiac Effect
@ 19 times human exposure** No increase in Heart Weight
@ 40 times human exposure** No increase in Heart Weight
Non-Clinical Studies Suggest Greater
Non-Clinical Studies Suggest Greater
Cardiac Safety than Avandia®
Cardiac Safety than Avandia®
Avandia
®
Dose
DB959 Dose

% Change from Baseline Body Weight

DARA BiOSciences™
Advancing Medical Discoveries

Confidential

PEG/H2O
DB959 @ 100mg/kg
Muraglitizar @ 10mg/kg
Rosiglitazone @ 10mg/kg
Non-Clinical Studies Suggest
Non-Clinical Studies Suggest
Less Weight Gain than Avandia®
Less Weight Gain than Avandia®
Effects of chronic treatment with DB959, rosiglitazone, and muraglitazar on body weight in DIO mice
0
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3
4
5
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Days of Treatment
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Confidential

Leading successor to Avandia
®
and Actos
®
(whose
combined 2006 sales were > $5.6 billion)
Glucose control equal to or better than Avandia
Lowers Triglycerides better than Avandia
Increases good HDL cholesterol better than Avandia
Improves HDL: LDL ratio better than Avandia
Significantly less weight gain than Avandia (p<0.05)
Better cardiovascular safety potential than Avandia
First anti-diabetic medicine to treat dyslipidemia and
hyperglycemia
DB959 Non-Clinical Activity
DB959 Non-Clinical Activity

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DARA BiOSciences™ Advancing Medical Discoveries

Confidential

DB959  DB900  Avandia Actos
Glucose Control
Increase HDL
Lower Triglycerides
Lower LDL
Lower Total Cholesterol
Weight Control
DB959 and DB900 vs. Avandia
DB959 and DB900 vs. Avandia
and Actos
and Actos

Confidential

Inhibits the proliferation of skin cells by cutting off
their energy source - resulting in less flaking of the
skin and restoration of normal skin tone
Inhibits inflammation - resulting in decreased
reddening of the skin and pustule formation
Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
*SOURCE: DataMonitor and Company calculations
Market Potential:
Topical agent segment of Psoriasis market
= ~$3.6 billion in 2014*
Psoriasis:  DB200 (Topical)
Psoriasis:  DB200 (Topical)

Confidential

No other drug in its class
New topical therapies in development only address
inflammation (e.g. PMX-53, PTH1-34, AN-2728)
DB200 reduces both inflammation and skin cell growth
Once a day topical therapy (>76% of treated
patients are on a topical therapy)
Safer and more effective than steroids
Can be added in combination with other psoriasis
therapies
The Promise of DB200 for
The Promise of DB200 for
Psoriasis
Psoriasis

Confidential

Lead
Identification
Candidate
Selection
Proof of
Principle
Pre-Clinical
Development
Phase 1 Phase 2a
KRN5500
Neuropathic
Pain
DB160
Type 2
Diabetes
DB959
Type 2
Diabetes
DB900
Type 2
Diabetes
DB200
Psoriasis
Drug Indication
Current Pipeline
Current Pipeline
First in Class – No Competition for Drugs of its Type
High Competition – Desirable Product Profile
Leader in its Class – No Competition in the Clinic
Low Competition – Only 1 Competitor in the Clinic
First in Class – No Competition for Drugs of its Type

Confidential

Key Assets:
5 therapeutic compounds with strong IP addressing large markets
MiMed
X
(MDXG.OB):
Development stage company, focusing on
products primarily used by musculoskeletal specialists in surgical and non-surgical therapy.  DARA owns ~ 400,000 shares.
SurgiVision:
Privately held company targeting Deep Brain
Stimulation (DBS), with a strategic relationship with Advanced
Bionics, a subsidiary of Boston Scientific.  DARA owns 9.7%,
2,750,000 shares; 31% voting interest
*   In April 2005 DARA’s shareholders received over 2.0 MM shares of Medivation
(Nasdaq: MDVN)
DARA –
DARA –
Potential for Value
Potential for Value
Creation
Creation

Confidential 27 Compound Out-Licensing Compound In-Licensing Maximize value of minority equity position Creating Shareholder Value Creating Shareholder Value

SURGIVISION

Surgi-Vision, Inc.

DARA BiOSciences™
Advancing Medical Discoveries

Confidential

Provide real-time visual guidance to therapeutic targets. GUIDE
DELIVER
MONITOR
Watch therapies as they are delivered.
Confirm desired results / monitor for adverse events.
Aorta
esophagus
SurgiVision’s mission is to develop and commercialize Real-Time, MRI-Guided
Therapeutic Systems to improve patients’ quality of life by harnessing the power of magnetic resonance imaging to drive the next generation of minimally invasive surgical procedures.
With SurgiVision’s Systems, surgeons…

Confidential

Offices in Irvine, Baltimore, and Memphis – 17 employees
Extensive intellectual property portfolio covering MRI-Guided
Therapeutic interventions
Sponsored research relationships with UC San Francisco (neuro)
and Univ of Utah (cardiac)
License agreements with Boston Scientific in the fields of
implantable neuro and cardiac leads
Anticipated commercial launch of MRI-Guided DBS Lead
Placement System – Q3 2009
Developing MRI-Guided Therapeutic interventional systems for other applications

DARA BiOSciences™

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DARA BiOSciences™

Advancing Medical Discoveries

Confidential

Steve Gorlin
Founder and Co-Chairman
of the Board
Nationally featured in renowned publications, such as The Wall Street Journal and
Fortune Magazine, as an authority in the healthcare industry
Founder of several highly successful biotechnology and pharmaceutical companies including Medicis Pharmaceutical Corporation, Medivation, Inc., Theragenics
Corporation, MiMedx Group Inc., Hycor Biomedical, Inc., CytRx Corporation,
EntreMed, Inc., and SurgiVision, Inc.
Thomas W. D’Alonzo
Co-Chairman of the Board
CEO & Director of MiMedx Group, Inc.
Director of Salix Pharmaceuticals, Inc., BioDelivery Sciences Inc., Amarillo
BioSciences, Inc., and Plexigen, Inc.
Former President and COO of PPD, Inc.,
Former President and CEO of GENVEC, Inc.
Former President of Glaxo, Inc. (currently GlaxoSmithKline)
John Didsbury, Ph.D.
President, Chief Operating
Officer and Chief Scientific
Officer
Former Head of Strategy and Operations for GlaxoSmithKline Metabolic Diseases
Former CEO and CSO of Nuada Pharmaceuticals, Inc.
Former Assistant Professor, Dept. of Medicine, Duke University Medical Center
Former Scientist at Genentech, Inc.
John C. Thomas, Jr.
Chief Financial Officer and
Secretary
CFO of SurgiVision, Inc., CorMatrix Cardiovascular and MiMedx Inc.
Former CFO of EntreMed, Inc.
Former CFO of Medicis Pharmaceutical Corporation
Former CFO of Biopool International, Inc. (formerly CytRx Biopool, Ltd.)
Former CFO of CytRx Corporation

DARA BioSciences™

DARA BioSciences™

Advancing Medical Discoveries

Confidential

David J. Drutz, M.D. Board Director
Chairman, Tranzyme, Inc. and Tranzyme Pharma Inc.
Director, MethylGene Inc. (TSX:MYG)
Former VP, Clinical Development; Daiichi Pharmaceutical Corporation
Former VP, Biological Sciences and VP, Clinical Investigation, Smith Kline & French
Laboratories
Former President, CEO & Director, Sennes Drug Innovations, Inc. and Inspire
Pharmaceuticals, Inc (NASDAQ: ISPH)
Haywood Cochrane, Jr. Board Director
Former Senior Vice President and Chief Operating Officer of Roche Biomedical
Laboratories
Former President and Chief Executive Officer of Allied Clinical Laboratories
Former Executive Vice President and Chief Financial Officer of Laboratory
Corporation of America
Vice Chairman and a Director of I-Trax, Inc. (AMEX: DMX)
Past and present member of 9 public company boards
Geert Cauwenbergh,
Ph.D.
Board Director
Founder and Director of Barrier Therapeutics
Founder and CEO of Phase123 LLC
Director Upstream Biosciences
Former Vice President at Johnson & Johnson
Kurt M. Eichler Board Director
Executive Vice President of LCOR, a real estate investment and development company, in charge of operations in the metropolitan New York region
Formerly with Merrill Lynch and Hubbard Real Estate Debt and Equity Finance Group
Stuart C. McWhorter Board Director
Founder Clayton Associates, LLC
Founder and Vice President of Acquisitions for OrthoLink Physicians Corp
Board of Directors of Censis Technologies, Inc., HCCA International, Alveolus, Inc.,
iii Attentus Healthcare Company, SpineMedica, Inc., Discovery Life Sciences, L.P., Tenvera,
iii Inc. and Haven Behavioral Healthcare, Inc.

Confidential

Clearly defined business strategy addressing large pharma
pipeline gaps
Diverse portfolio of programs targeting multi-billion dollar market segments
Limited reliance on a single drug candidate or therapeutic category
Pursuing both proven and innovative mechanisms
Lower risk / lower cost approach
Working in the lowest risk stages of drug development
No discovery research (high risk) or Phase III clinical trials (high cost)
Efficient and flexible organizational structure
Strong Management & Board with a proven track record
Summary
Summary